UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 30, 2012

CIFC CORP.

(Exact name of registrant as specified in charter)

Delaware	1-32551	20-2008622
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Park Avenue, 4th Floor, New York, New York 10177
(Address of Principal Executive Offices)  (Zip Code)

(212) 624-1200
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On July 30, 2012, CIFC Corp. (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) by and among the Company, CIFC Asset Management LLC, a wholly-owned subsidiary of the Company (“CIFC Adviser”), General Electric Capital Corporation (“GECC”) and GE Capital Debt Advisors LLC, a wholly-owned subsidiary of GECC (the “Seller”), for the purchase by CIFC Adviser of the Seller’s rights as collateral manager to four “Navigator” collateralized loan obligation funds under the related management agreements to which the Seller is a party (the “CLO Management Agreements”) and the related transaction documents, and the assumption by CIFC Adviser of the Seller’s ongoing obligations under the CLO Management Agreements and the related collateral administration agreements (the “Transaction”).  As consideration for the Transaction and the other agreements of GECC contemplated by the Asset Purchase Agreement, the Company will, on the initial closing date of the Transaction (the “Closing Date”), (i) issue 1,000,000 shares (the “Stock Consideration”) of common stock of the Company, par value $0.001 per share (the “Common Stock”), to GE Capital Equity Investments, Inc., a wholly-owned subsidiary of GECC (“GECEII”), and (ii) issue a warrant to purchase 2,000,000 shares of the Company’s capital stock, as described in more detail below (the “Warrant”), to GECEII.  In addition, the Company will pay to the Seller up to $4,880,000 in cash, subject to certain adjustments, which amount will be payable at the Closing Date and at one or more subsequent closings.

The Asset Purchase Agreement contains customary representations and warranties and covenants by each party.  The Asset Purchase Agreement contains customary indemnification provisions, subject to certain limitations, whereby CIFC and CIFC Adviser will indemnify GECC, the Seller and their affiliated entities, and GECC and the Seller will indemnify CIFC, CIFC Adviser and their affiliated entities, for losses arising following the closing of the Transaction out of (i) inaccuracies in or breaches of its representations and warranties and breaches or failures to perform its post-closing covenants under the Asset Purchase Agreement and (ii) any liability assumed by CIFC Adviser in connection with the Transaction, in the case of the indemnification provided by CIFC and CIFC Adviser, or any liability retained by the Seller in connection with the Transaction, in the case of the indemnification provided by GECC and the Seller.

The consummation of the Transaction is subject to certain conditions, including obtaining certain of the consents required under the CLO Management Agreements and entering into each of the ancillary documents contemplated by the Asset Purchase Agreement, including the agreements described below.

Second Amended and Restated Registration Rights Agreement

On the Closing Date, the Company, GECEII, CIFC Parent Holdings LLC and DFR Holdings LLC will enter into a Second Amended and Restated Registration Rights Agreement, pursuant to which the Company will grant registration rights to GECEII with regard to the shares of the Company’s capital stock held by GECEII and its affiliates.

Investment Agreement and Referral Agreement

On the Closing Date, the Company and GECEII will enter into an Investment Agreement setting forth certain rights and obligations of GECEII as a stockholder of the Company, including a right of GECEII to designate a member of the board of directors of the Company so long as GECEII (together with its affiliates) owns at least 5% of the outstanding capital stock of the Company, calculated assuming the full conversion of all outstanding Senior Subordinated Convertible Notes of the Company due December 9, 2017 into Common Stock and the full exercise of the Warrant.

In connection with the closing of the transactions contemplated by the Asset Purchase Agreement, GECC will also enter into an agreement with the Company and CIFC Adviser pursuant to which the “GE Capital Americas – Bank Loan Group” business unit of GECC will provide referrals to CIFC Adviser of potential clients for investment advisory services.  There are no other material relationships among the Company and GECC or any of their respective affiliates, other than with respect to the Asset Purchase Agreement and the other relationships contemplated thereby.

The foregoing summary does not purport to be complete and is qualified in its entirety by the full text of the Asset Purchase Agreement (including the exhibits thereto), a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

Pursuant to the Asset Purchase Agreement described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated herein by reference, on the Closing Date, the Company will issue the Stock Consideration and the Warrant to purchase, at a per share exercise price of $6.375 (subject to certain adjustments), 2,000,000 shares of capital stock of the Company. The Warrant is immediately exercisable and will expire on the two year anniversary of the Closing Date. The Warrant is exercisable by the payment of the exercise price in cash for shares of a new class of non-voting preferred stock of the Company to be designated at the closing of the Transaction (“Preferred Stock”) if exercised by GECEII or certain of its affiliates or shares of Common Stock if exercised by any other holder.  The Warrant will be automatically exercised on a net issuance basis upon the consummation of a change of control transaction or a liquidation event involving the Company.

The Preferred Stock will not have any right to preferential or senior payments, and will rank on parity with the Common Stock in all respects, including with respect to dividend rights and rights upon liquidation, dissolution or the winding up of the Company.  The Preferred Stock will be entitled to receive any dividends and other distributions that are payable on the Common Stock, if, when and as such payments are made on the Common Stock.  The Preferred Stock will automatically convert to Common Stock on a one-for-one basis if held by any stockholder other than GECEII or certain entities affiliated with GECC.  The foregoing summary does not purport to be complete and is qualified in its entirety by the full text of the Certificate of Designation of Series A Convertible Non-Voting Preferred Stock, a copy of which is filed herewith as an annex to the Warrant, which is included as an exhibit to the Asset Purchase Agreement, which is filed herewith as Exhibit 10.1, and incorporated herein by reference.

The issuance of the Stock Consideration and the Warrant will not be registered under the Securities Act of 1933 (the “Securities Act”), in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated July 30, 2012, by and among GE Capital Debt Advisors LLC, General Electric Capital Corporation, CIFC Asset Management LLC and CIFC Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIFC CORP.

Date: July 31, 2012	By:	/s/ Robert C. Milton III
Name: Robert C. Milton III
Title: General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated July 30, 2012, by and among GE Capital Debt Advisors LLC, General Electric Capital Corporation, CIFC Asset Management LLC and CIFC Corp.